UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2020

MAXAR TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38228	83-2809420
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 W. 120th Avenue, Westminster, Colorado		80234
(Address of principal executive offices)		(Zip Code)

303-684-7660
(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, at $0.0001 par value	MAXR	New York Stock Exchange, Toronto Stock Exchange
Preferred Stock Purchase Plan	---	---

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 13, 2020, Anil Wirasekara’s employment with the Maxar Technologies Inc. (“Company”) group ended, and he no longer serves as the Company’s Executive Vice President, Finance.

Mr. Wirasekara is retiring after serving the Company and its predecessor entity since 1992 in a variety of senior roles. Mr. Wirasekara has served the Company well over his long career and the management team and Board of Directors thank him for his many contributions.

In connection with Mr. Wirasekara’s separation, the Company entered into a separation agreement with him dated March 11, 2020 (“Separation Agreement”). The Separation Agreement provides that Mr. Wirasekara’s employment with the Company will end on March 13, 2020, and that he will be entitled to the following severance benefits: (i) a lump sum cash payment of $913,060; (ii) continued coverage under the Company’s group health and welfare plan for a period of eight weeks after his separation date; (iii) participation in a post-retirement benefits plan; (iv) reimbursements for costs incurred during the 24 months following his separation pursuant to a medical reimbursement plan; (v) full acceleration of all outstanding Company equity awards and continued exercisability until their applicable dates of maturity; and (vi) reimbursement for reasonable legal fees incurred in reviewing the Separation Agreement. Under the agreement Mr. Wirasekara has agreed to continued confidentiality, non-disparagement and non-solicitation of employees. The Company’s obligation to provide these benefits is subject to Mr. Wirasekara executing a general release of claims in favor of the Company. The dollar value above has been converted from CAD to USD using an exchange rate of 0.7275 CAD to 1 USD (the prevailing rate as of March 11, 2020).

The Company will also pay Mr. Wirasekara his 2019 bonus at the same time as 2019 bonuses are paid to other Company executives. Additionally, Mr. Wirasekara will be entitled to all benefits due to him under MDA’s defined benefit pension plan, and all payments due to him under his existing fully funded retirement compensation arrangement with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 13, 2020	Maxar Technologies Inc.

	By:	/s/ James C. Lee
Name: James C. Lee
Title: Senior Vice President, General Counsel and Corporate Secretary